UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 9401 Wilshire Boulevard #608 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90212 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

3111 Camino Del Rio North, Suite 400

San Diego, CA 92108

(858) 450-2900

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 9, 2013, Michael Meader, Larry Balaban, Howard Balaban and Saul Hyatt will resign as directors of Genius Brands International, Inc. (the “Company”) and Andrew Heyward, the Company’s Chief Executive Officer, Amy Moynihan Heyward, the Company’s President, Lynne Segall, Jeffrey Weiss, Joseph “Gray” Davis, William McDonough and Bernard Cahill will be appointed as directors of the Company. Mr. Heyward will also be appointed as Chairman of the Company’s Board of Directors, effective December 9, 2013.

Lynne Segall, 61, has served as the Senior Vice President and Publisher of The Hollywood Reporter since June 2011. From 2010 to 2011, Ms. Segall was the Senior Vice President of Deadline Hollywood. From June 2006 to May 2010, Ms. Segall served as the Vice President of Entertainment, Fashion & Luxury advertising at the Los Angeles Times. In 2005, Ms. Segall received the Women of Achievement Award from The Hollywood Chamber of Commerce and the Women in Excellence Award from the Century City Chamber of Commerce. In 2006, Ms. Segall was recognized by the National Association of Women with its Excellence in Media Award. Ms. Segall was chosen to be a director based on her expertise in the entertainment industry.

Jeffrey Weiss, 50, is the Co-Chief Executive Officer of American Greetings Corporations and has been an employee of such company since 1988. Mr. Weiss is also a member of American Greetings Corporation’s Board of Directors. Mr. Weiss received his Bachelor of Arts Degree in Finance from Yeshiva University and his Master’s degree from the University of Pennsylvania’s Wharton School of Business. Mr. Weiss was chosen to be a director of the Company based on his experience in retail, product development, merchandizing, marketing and entertainment development.

Joseph “Gray” Davis, 70, served as the 37th governor of California from 1998 until 2003. Mr. Davis currently serves as “Of Counsel” in the Los Angeles, California office of Loeb & Loeb LLP. Mr. Davis has served on the Board of Directors of DiC Entertainment and is a member of the bi-partisan Think Long Committee, a Senior Fellow at the UCLA School of Public Affairs and Co-Chair of the Southern California Leadership Counsel. Mr. Davis received his undergraduate degree from Stanford University and received his Juris Doctorate from Columbia Law School. Mr. Davis served as lieutenant governor of California from 1995-1998, California State Controller from 1987-1995 and California State Assemblyman from 1982-1986. Mr. Davis was chosen as a director of the Company based on his knowledge of corporate governance.

William McDonough, 33, is a founding partner of Atlas Merchant Capital, which he co-founded in July 2013. From 2009 to 2013, Mr. McDonough was employed by Goldman Sachs, where his team managed the private capital of the current and retired partnership. Prior to that, Mr. McDonough launched a distressed debt and credit hedge fund of funds at Avenue Capital Group from 2007 to 2009. Mr. McDonough received his degree in Marketing and Pre-Law from Boston College. Mr. McDonough was chosen to be a director of the Company based on his broad knowledge of corporate finance.

Bernard Cahill, 48, is the founding partner of ROAR, LLC (“ROAR”), an entertainment consulting firm, which he founded in 2004 and is the founding partner of Cahill Law Offices, an entertainment law firm, which he founded in 1995. Mr. Cahill is the founder of Unicorn Games LLC, which was sold to Hasbro, Inc. in 2000. Mr. Cahill holds a Bachelor’s of Science degree in Biology from Illinois State University and a Juris Doctorate from the John Marshall Law School. Mr. Cahill is a member of the Tennessee State and Illinois State Bar. Mr. Cahill was chosen to be a director based on his expertise in the entertainment field.

On November 15, 2013, in connection with Company’s merger (as more fully described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 20, 2013), the Company entered into an engagement letter with ROAR pursuant to which ROAR agreed to provide the Company with certain services, including the development of a business development strategy, for a period of 18 months. In consideration for its services, the Company agreed to pay ROAR 6,749,175 shares of common stock, which shall vest as follows: 2,000,000 shares upon execution of the engagement letter, 2,000,000 shares on January 15, 2014, 1,374,588 shares on September 15, 2014 and 1,374,587 shares on March 15, 2015. Additionally, on November 15, 2013, the Company entered into a marketing consultation agreement with Girlilla Marketing LLC (“Girlilla”) pursuant to which Girlilla agreed to provide certain strategic digital marketing services in consideration for 1,000,000 shares of common stock, which shall vest as follows: 200,000 shares upon execution of the Girlilla Consulting Agreement, 200,000 shares on January 15, 2014, 200,000 shares on March 15, 2014, 200,000 shares on June 15, 2014 and 200,000 shares on September 14, 2014. ROAR owns 65% of Girlilla.

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Item 7.01 Regulation FD Disclosure

On December 5, 2013, the Company made a presentation at the 2013 LD Micro Conference in Los Angeles, California. The presentation included a power point presentation in the form attached hereto as Exhibit 99.1, and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Investor Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: December 6, 2013	By:	/s/ Andrew Heyward
	Name: Title:	Andrew Heyward Chief Executive Officer

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